DEFERRED COMPENSATION AGREEMENT


        This Agreement is made and entered into this 17th day of May, 1993, by and between Humboldt Bank, a state bank organized under the laws of the State of California ("Employer"), and Alan J. Smyth, a full-time employee and officer, being the S.V.P. and Cashier of the Bank ("Executive").

                                    RECITALS

        WHEREAS, Employer has employed Executive in the capacity set forth hereinabove, and Executive desires to provide for a retirement program through a Deferred Compensation Agreement; and

        WHEREAS, Employer and Executive desire to set forth their contractual agreement as to deferring a portion of Executive's compensation as a Deferred Compensation Plan and to provide Executive certain additional benefits as set forth in this Agreement in the event of Executive's death.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein, Employer and Executive agree as follows:

                                   DEFINITIONS

                                    ARTICLE I

        1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

        1.2 Beneficiary. The term "Beneficiary" shall mean the person or persons whom the Executive shall designate in a valid Beneficiary Designation Notice to receive the benefits provided hereunder. A Beneficiary Designation Notice shall be valid only if it is in the form attached hereto and made a part hereof and is received by the Administrator prior to the Executive's death.

        1.3 Change in Control. The term "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over Employer or any stock exchange on which Employer's shares are listed which requires the reporting of a change in control; or any merger, consolidation or reorganization of Employer in which Employer does not survive; or any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) of any assets of Employer having an aggregate fair market value of fifty percent (50%) of the total value of the assets of Employer, reflected in the most recent balance sheet of Employer; or any "person" (as such term is used in the Exchange Act or any individual, corporation, partnership, trust or any other entity) is or becomes the beneficial owner, directly or indirectly, or securities of Employer representing 25% or more of the combined voting power of Employer's then outstanding securities; or in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of Employer cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Employer's shareholders, or each new director is approved by a vote of at least three-quarters of the directors then still in office who were directors at the beginning of the period; or a majority of the members of the Board of Directors of Employer in office prior to the happening of any event determines it its sole discretion that as a result of such event there has been a change in control.

        1.4 Disability. The term "Disability" shall have the same meaning given such term in the Employer's Group Long Term Disability Benefits portion of the Group insurance Plan dated May 1, 1989, which is incorporated herein by reference to the limited extent thereof.

        1.5  Administrator.   The  Administrator  and  sole  fiduciary  of  this
Agreement shall be the Employer.

        1.6 Plan Year. The term "plan Year" shall mean the Employer's fiscal year.

        1.7 Surviving Spouse. The term "Surviving Spouse" shall mean the person, if any, who shall be legally married to the Executive on the date of the Executive's death.

                                    AGREEMENT

                                    ARTICLE 2

        2.1 Executive hereby agrees to a reduction of the current payment of compensation otherwise payable to him due to his employment by Employer in the amount set forth on the "Salary Reduction Authorization Form" attached hereby as Exhibit "A". The amount of salary elected by Employee to be deferred pursuant to the Salary Reduction Authorization Form may be changed annually by a newly executed Salary Reduction Authorization Form delivered to Bank prior to January 1st of each year as to which an election for deferral of salary applies. The election by Executive to defer salary shall be a binding election to defer receipt of such amount until such time as the deferred compensation is payable to him pursuant to the express terms and conditions of this Agreement. Compensation reductions as elected by Executive under this Agreement shall cease at the end of the year in which Executive attains the age of seventy (70) years, even if Executive is still employed by Employer at that time.

        2.2 If an unforeseeable financial emergency arising from lower than forecasted earnings, the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Executive occurs, the Executive, by written instructions to the Employer may reduce future deferrals under this Agreement.

        2.3 Employer will record all amounts deferred pursuant to Article 2 hereof in a separate unfunded account maintained on the books of Employer ("Account"). The Account will be segregated from other assets owned by Bank, only by way of its identification on the books and records of Employer as a liability of Employer to Executive. The Account will be subject to the claims of general creditors of the Employer, and Executive, as to the Account, shall be a general unsecured creditor of Employer.

        2.4 Until such time as all amounts held in the Account for the benefit of Executive are fully paid out pursuant to the provisions of this Agreement, Employer will credit interest on deferred compensation amounts held in the Account at a rate determined as follows: Interest on amounts of deferred compensation held in the Account will be calculated on a simple interest basis, using a 365-day year with interest earned on the daily balance. The rate of interest shall be the Employer's ("Bank's") Reference Rate plus one (1) percent. The rate will adjust whenever the Bank's Reference Rate changes.

                                    ARTICLE 3

        3.1 Upon the occurrence of an event described in this Article 3, Employer will pay to Executive or his designated beneficiary, subject to the election hereinafter set forth, amounts credited to the Account for the benefit of Executive at the time of the payment of such amount as provided for in this Agreement.

               Amounts payable to Executive upon the occurrence of an event described In Article 3 shall be paid to Executive or his beneficiary in accordance with the method elected by Executive in a signed writing setting forth the method of payment desired by Executive and delivered to Employer prior to the occurrence of an event of payment. Methods which Executive may elect are:

               (a)    A lump sum payment;

               (b)    In  substantially  equal  monthly,   quarterly  or  annual
                      installments over a five (5) year period;

               (c)    In  substantially  equal  monthly,   quarterly  or  annual
                      installments over a ten (10) year period;

               (d)    In  substantially  equal  monthly,   quarterly  or  annual
                      installments over a fifteen (15) year period.

               NOTE: If the Executive elects to receive monthly payments, interest will be credited monthly on the unpaid portion of the accrued benefit at the rate of prime plus one percent (1%).

        3.2 Retirement. If the Executive shall continue in the employ of the Employer at least until attaining the age of seventy (70) years, seven (7) months, the Executive may retire from active daily employment as of January 1, 2004, or upon such later date as may be mutually agreed upon by the Executive and the Employer. In any event, however, the Executive may continue to work after the age of seventy (70) years, seven (7) months. The Employer agrees that upon such retirement it will pay to the Executive, per election in paragraph
3.1, the vested amount as set forth in Schedule A, year ten (10), attached hereto and made a part hereof.

        3.3 Death After Retirement. The Employer agrees that if the Executive shall so retire, but shall die before receiving the full amount of payments to which he is entitled hereunder, it will continue to make such payments to the Executive's designated beneficiary as provided for in this Agreement. If a valid Beneficiary Designation is not in effect, then the payment shall be made to the Executive's Surviving Spouse, or if none, said payment shall be made to the duly qualified personal representative, executor or administrator of the Executive's estate.

        3.4 Death Prior to Retirement. In the event the Executive should die while actively employed by the Employer at any time after the date of this Agreement, but prior to January 1, 2004, or if the Executive chooses to work after the age of seventy (70) years, seven (7) months, but dies before retirement, the Executive will be considered to be one hundred percent (100?) vested in the amount set forth in Schedule A, year ten (10), attached hereto and made a part hereof. Said amount will be paid to the Executive's designated beneficiary as outlined in this Agreement.

        3.5. Disability Prior to Retirement. In the event the Executive becomes disabled while actively employed by the Employer at any time after the date of this Agreement, but prior to January 1, 2004, or if the Executive chooses to work after the age of seventy (70) years, seven (7) months, but becomes disabled prior to retirement, the Executive will be considered to be one hundred percent (100%) vested in the amount set forth for the year in which the onset of disability occurs in Schedule A attached hereto and made a part hereof. Said amount will be paid to Executive per his election as outlined in paragraph 3.1. In the event the Executive dies within two (2) years as a result of the Injuries or illness that caused the original disability, the full benefit amount, as set forth In Schedule A, year eight (8), attached hereto and made a part hereof, will be paid to the Executive's designated beneficiary as outlined In the Agreement.

                                    ARTICLE 4

         4.1 Termination of Employment. In the event that the employment of the Executive terminates prior to January 1, 2004, other than by reason of disability or death, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the vested benefit amount as set forth, in the year of termination, in Schedule A attached hereto and made a part hereof.

                                    ARTICLE 5

        5.1 Termination of Agreement by Reason of Changes In Law. Employer is entering into this Agreement upon the assumption that certain existing tax laws will continue In effect in substantially their current form. In the event of any changes in such federal laws, the Employer shall have the option to terminate or modify this Agreement, provided, however, that the Executive shall be entitled to at least the same amount as he would have been entitled to under Paragraph
3.5 of this Agreement relating to disability. The payment of said amount shall be made upon such terms and conditions and at such time as the Employer shall determine, but In no event commencing later than January 1, 2004, or the date of termination of the Executive's employment with Employer.

                                    ARTICLE 6

        6.1 Statement. The Employer shall provide Executive, on an annual basis, an account statement showing the status of the deferred compensation account, including deferred compensation credited thereto, together with interest credited thereon.

                                    ARTICLE 7

        7.1 Funding. The Employer reserves the right to determine in its sole and absolute discretion, whether, to what extent and by what method, if any, to fund this Agreement. In the event that the Employer elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Employer shall determine the ownership and beneficial Interest of any such policy of life insurance or annuity. The Employer further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other funding of this Agreement, at any time, in whole or in part. The Executive shall not have any right, title or interest in or to any funding source or amount utilized by the Employer pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance or the Employer's obligations pursuant to this Agreement. The Executive agrees to sign any documents and undergo any medical examination, or tests, which the Employer may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the acquisition of any policy of insurance or annuity.

                                    ARTICLE 8

        8.1 Nonassignable. Neither the Executive nor the Executive's spouse nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, modify or otherwise encumber in advance any of the benefits payable hereunder. Nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony or separate maintenance owed by the Executive or the Executive's beneficiary or any of them, or be transferrable by operation of law in the event of bankruptcy, insolvency or otherwise.

                                    ARTICLE 9

        9.1 Claims Procedure. The Employer shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Employer denying a claim by the Executive or the Executive's beneficiary for benefits under this Agreement shall be stated in writing and delivered or mailed to the Executive or said beneficiary. Such decision shall set forth the specific reasons for the denial. in addition, the Employer shall provide a reasonable opportunity to the Executive or said beneficiary for full and fair review of the decision denying such claim.

                                   ARTICLE 10

        10.1 Unsecured General Creditor. The Executive and the Executive's beneficiary shall have no legal or equitable rights, interests or claims in or to any property or assets of the Employer. No assets of the Employer shall be held under any trust for the benefit of the Executive or his beneficiaries or held in any way as security for the fulfillment of the obligations of the Employer under this Agreement. All of the Employer's assets shall be and remain the general unpledged, unrestricted assets of the Employer. The Employer's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Employer to pay money in the future. The Executive and its beneficiaries shall be unsecured creditors with respect to any benefits hereunder.

                                   ARTICLE 11

        11.1 Reorganization. The Employer shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person, agrees to assume and discharge the obligations of the Employer under this Agreement. Upon the occurrence of such event the term "Employer" as used in this Agreement shall be deemed to refer to such successor or survivor corporation.

                                   ARTICLE 12

        12.1 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Executive and the Employer and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns.

                                   ARTICLE 13

        13.1 Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the Executive and the Employer nor shall any provision of this Agreement restrict the right of the Employer to terminate the Executive's employment or restrict the right of the Executive to terminate his employment. In the event that Executive has a separate Employment Agreement with Employer and in the event of any discrepancy or different treatment of any term or condition in this Agreement from said Employment

Agreement, or any renewal or extension thereof, the terms and provisions of the Employment Agreement shall control.
                                   ARTICLE 14

        14.1 Notice. Any notice required or permitted of either the Executive or the Employer under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected In the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

               If to Employer:     Humboldt Bank
                                    Attention:  Personnel Officer
                                    701 Fifth Street
                                    Eureka, CA  95501

               If to Executive:     Alan J. Smyth
                                    3570 Glenwood Street
                                    Eureka, CA  95501

                                   ARTICLE 15

        15.1 Partial Invalidity. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial Invalidity.

                                   ARTICLE 16

        16.1 Arbitration. All claims, disputes and other matters in question arising out or or relating to this Agreement or the breach of interpretation thereof shall be resolved by arbitration before the Judicial Arbitration and Mediation Services, Inc., ("JAMS"), 111 Pine Street, Suite 710, San Francisco, California, 94111. In the event JAMS is unable or unwilling to conduct the arbitration pursuant to this provision, or has discontinued its business, the parties agree that the American Arbitration Association ("AAA"), 417 Montgomery Street, San Francisco, California, 94104, shall be selected as a substitute for JAMS subject to the same terms set forth herein; provided, however, that the rules of AAA shall apply to the conduct of the arbitration to the extent not Inconsistent with the intent of the parties as expressed herein. Any award rendered by JAMS or AAA shall be final and binding upon the parties and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and the obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with

Title IX of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted within the city limits of Eureka, California.

                                   ARTICLE 17

        17.1 Governing Law and Jurisdiction. The laws of the United States of America and the State of California, other than those laws denominated choice of law rules, and the rules and regulations of the Board of Governors of the Federal Reserve System shall govern the validity, construction and effect of this Agreement.

                                   ARTICLE 18

        18.1 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                                   ARTICLE 19

        19.1  Modifications.   Any  modification  of  this  Agreement  shall  be
effective only if it is in writing and signed by a party or its authorized representative.

        IN WITNESS WHEREOF, the Employer and the Executive have executed this Agreement in the city of Eureka, state of California on the date first above-written.

EMPLOYER:                        EXECUTIVE:



-------------------------  ----------------------------
Ronald F. Angell             Alan J. Smyth
Chairman of the Board